Exhibit 10(e)(xvi)
September 3, 1996

Mr. William L. Flaherty
Gibson Greetings, Inc.
2100 Section Road
Cincinnati, OH  45237

Dear Bill:

     You have notified us that you will be voluntarily terminating your employment effective as of September 15, 1996. Pursuant to your Employment Agreement, your right to all compensation ceases as of the date of termination and your Employment Agreement terminates with the exception of the provisions of paragraph 13 (noncompete), paragraph 14 (which is not applicable), paragraph 15 (confidentiality), and paragraph 16 (rights and provisions under certain benefit plans) and which remain in effect as provided therein. In addition to these provisions, you agree to advise, cooperate and consult with the Company during the next six months with respect to its ongoing business matters and during the pendency of litigation with respect to the defense and prosecution of all litigation involving the Company which (a) is presently outstanding or (b) may be brought in the future and involves matters arising during the course of your employment with Gibson. You also agree to be available at reasonable times in Cincinnati for such advice and consultation with normal Gibson reimbursement for travel expenses. In certain litigation matters you also are a named defendant and the defense that the Company has furnished you through the law firm of Taft, Stettinius & Hollister will be continued.

     You have rendered significant service to the Company, and in recognition of that service and the fact that there will be additional time commitments on your part as provided herein, Gibson agrees (a) at the time of payment of Gibson employee incentive bonuses in the Spring of 1997 to pay to you the sum of $100,000.00 and (b) forthwith to sell to you for $1.00 the automobile currently furnished to you by the Company.

     In the interest of confidentiality, any statements relating to matters covered by this Agreement will be subject to prior approval by the Company.

     If the foregoing is satisfactory to you, please execute both copies of this letter agreement and return one of them to the undersigned.


                                            Yours truly,

                                            GIBSON GREETINGS, INC.

                                            By: /s/ Frank O'Connell
                                                ---------------------
AGREED:
 /s/ William L. Flaherty
 ------------------------
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